UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2008
VAXGEN, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-26483	94-3236309
(State or other jurisdiction	Commission	(I.R.S. Employer incorporation
of organization)	File Number)	or Identification Number)
349 OYSTER POINT BOULEVARD, SOUTH SAN FRANCISCO, CALIFORNIA 94080
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (650) 624-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01. Entry into a Material Definitive Agreement.
Note Repurchase Agreement
     On February 4, 2008, VaxGen Inc. (“VaxGen”) entered into a Note Repurchase Agreement (the “Agreement”) with the noteholders named thereon, whereby VaxGen repurchased two of its 5 1/2% convertible senior subordinated notes due in 2010 in an aggregate principal amount of $1,500,000 at a purchase price of $750,000, plus accrued interest of $28,417. This transaction was initiated by the noteholders and was not the result of any solicitation by or on behalf of VaxGen. VaxGen has not initiated any broader effort to repurchase or restructure its remaining 5 1/2% convertible senior subordinated notes.
     The Agreement is attached to this report as Exhibit 10.1. The foregoing description is qualified in its entirety by reference to the full text of the Agreement.
Second Merger Amendment
     On February 6, 2008, VaxGen entered into Amendment No. 2 to the Agreement and Plan of Merger (the “Amendment”) with Raven biotechnologies, inc. (“Raven”) and two wholly-owned subsidiaries of VaxGen, TLW Merger Sub, Inc. (“Merger Sub I”) and TLW, LLC (“Merger Sub II”), to amend that certain Agreement and Plan of Merger between VaxGen, Raven, Merger Sub I and Merger Sub II dated November 12, 2007, as amended December 20, 2007 (the “Merger Agreement”).
     Under the Amendment, the parties decreased VaxGen’s guaranteed closing cash balance from $64.0 million to approximately $63.2 million in recognition of VaxGen’s repurchase of $1.5 million principal amount of its outstanding 5 1/2% convertible senior subordinated notes described above.
     The Amendment is attached to this report as Exhibit 2.3. The foregoing description is qualified in its entirety by reference to the full text of the Amendment.
Additional Information about the Transaction and Where to Find It
     In connection with the contemplated transactions under the Merger Agreement, as amended, (together, the “Transaction”) VaxGen has filed a registration statement on Form S-4 and a related proxy statement and prospectus with the SEC. Investors and security holders of VaxGen and Raven are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) regarding the Transaction because it contains important information about VaxGen, Raven and the Transaction. VaxGen’s stockholders can obtain a copy of the proxy statement/prospectus, as well as other filings containing information about VaxGen and Raven, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to VaxGen, Inc., 349 Oyster Point Boulevard, South San Francisco, CA 94080, Attention: Investor Relations, Telephone: (650) 624-1000 or by contacting VaxGen Investor Relations at the email address: ir@vaxgen.com.

Participants in the Solicitation
     VaxGen, Raven and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of VaxGen in connection with the Transaction. Information regarding the special interests of these directors and executive officers in the Transaction is included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of VaxGen is also included in VaxGen’s definitive proxy statement for its 2007 Annual Meeting of Stockholders which was filed with the SEC on November 21, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on August 30, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at VaxGen as described above.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

2.3 (1)	Amendment No. 2 to Agreement and Plan of Merger, dated February 6, 2008, by and among VaxGen, Inc., TLW Merger Sub, Inc., TLW, LLC, and Raven biotechnologies, inc.

10.1	Note Repurchase Agreement, dated February 4, 2006, by and among VaxGen, Inc., Xmark Opportunity Fund, L.P. and Xmark Opportunity Fund, Ltd.

(1)	Filed as an exhibit to Amendment No. 1 to the Company’s registration statement on Form S-4/A (File No. 333-148312) filed on February 6, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc. (Registrant)
Dated: February 8, 2008	By:	/s/ Matthew J. Pfeffer
Matthew J. Pfeffer
Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.3 (1)	Amendment No. 2 to Agreement and Plan of Merger, dated February 5, 2008, by and among VaxGen, Inc., TLW Merger Sub, Inc., TLW, LLC, and Raven biotechnologies, inc.

10.1	Note Repurchase Agreement, dated February 4, 2006, by and among VaxGen, Inc., Xmark Opportunity Fund, L.P. and Xmark Opportunity Fund, Ltd.

(1)	Filed as an exhibit to Amendment No. 1 to the Company’s registration statement on Form S-4/A (File No. 333-148312) filed on February 6, 2008.